                      ARTICLES OF AMENDMENT TO ARTICLES OF
                        INCORPORATION OF CELLULAR ONE OF
                             SOUTHEAST ALABAMA, INC.

STATE OF ALABAMA,

HOUSTON COUNTY.

            TO THE HONORABLE R. J. STEMBRIDGE, JUDGE OF PROBATE:

            We, the undersigned Billy Joe Rutledge and James D. Farmer, as President and Secretary, respectively, of Cellular One of Southeast Alabama, Inc., a Corporation, hereby certify that all of the members of the Board of Directors and all of the Shareholders of Cellular One of Southeast Alabama, Inc., a Corporation, have unanimously consented and agreed that the name of the Corporation be changed from Cellular One of Southeast Alabama, Inc., a Corporation, to Dothan Cellular Telephone Company, Inc., a Corporation, and that the Articles of Incorporation of Cellular One of Southeast Alabama, Inc., a Corporation, be amended in accordance with these Articles of Amendment.

            (1) That the name of the Corporation, prior to the filing of the Articles of Amendment, was Cellular One of Southeast Alabama, Inc., a Corporation.

            (2) That the Articles of Incorporation of the Corporation be amended so that the name of the Corporation be changed from Cellular One of Southeast Alabama, Inc. to Dothan Cellular Telephone Company, Inc.

            (3) That the date of adoption of the Amendment by unanimous written consent of the Shareholder was September 30, 1988.

            (4) That the number of shares of common stock outstanding and entitled to vote on said Amendment is two hundred (200) shares, and that a total of two hundred (200) shares voted for said Amendment.

            (5) That the undersigned Billy Joe Rutledge, as President, and James
D. Farmer, as Secretary, respectively, of the Corporation, were authorized to execute these Articles of Amendment, under the Corporate Seal as provided by law.

            IN WITNESS WHEREOF, we, Billy Joe Rutledge and James D. Farmer, as President and Secretary, respectively, of Cellular One of Southeast Alabama, Inc., a Corporation, have signed the foregoing Articles of Amendment under the Corporate Seal of the Corporation as of this the 30th day of September, 1988.


/s/ Laura L. Kirwan                       /s/ Billy Joe Rutledge
----------------------                    ------------------------
Witness                                   Billy Joe Rutledge
                                          President


/s/ Laura L. Kirwan                       /s/ James D. Farmer
----------------------                    ------------------------
Witness                                   James D. Farmer
                                          Secretary

STATE OF ALABAMA,

HOUSTON COUNTY,

            Before me, the undersigned authority in and for said County and State, personally appeared James D. Farmer, who, being first duly sworn, deposes and says that he is the Secretary of Cellular One of Southeast Alabama, Inc., a Corporation, and that he has personal knowledge of the facts set forth in the Articles of Amendment, and that the facts therein stated are true and correct.


                                          /s/ James D. Farmer
                                          -------------------------
                                          James D. Farmer

            Sworn to and subscribed before me, this 30th day of September, 1988.


                                          /s/ Laura L. Kirwan
                                          -------------------------
                                          Notary Public
                                          My Commission Expires 8-30-89

                          OFFICE OF THE PROBATE JUDGE,
                             HOUSTON COUNTY, ALABAMA

                           CERTIFICATION OF AMENDMENT

                                       OF

                     CELLULAR ONE OF SOUTHEAST ALABAMA, INC.

            The undersigned, as Judge of Probate of Houston County, Alabama, hereby certifies that Articles of Amendment to the Articles of Incorporation of Cellular One of Southeast Alabama, Inc., duly signed and verified pursuant to the provisions of the Alabama Business Corporation Act, have been received in this Office and are found to conform to law; that the Articles of Amendment change the name of the Corporation; and that the amended name is now reserved with the Secretary of State, State of Alabama.

            ACCORDINGLY the undersigned, as such Judge of Probate and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of Cellular One of Southeast Alabama, Inc., and attaches hereto a certified copy of the Articles of Amendment.

            Dated this 30th day of September, 1988.


                                          /s/ R.J. Stembridge
                                          -----------------------
                                          JUDGE OF PROBATE

STATE OF ALABAMA                   )
                                   )
HOUSTON COUNTY                     )

                            ARTICLES OF INCORPORATION
                                       OF
                                  COSA II, INC.

            The undersigned, acting as incorporator of a Corporation under the Alabama Business Corporation Act, hereby adopts the following Articles of Incorporation for such Corporation:

            FIRST: The name of the Corporation is COSA II, Inc.

            SECOND: The period of its duration is perpetual.

            THIRD: The purpose or purposes for which the Corporation is organized are:

            (A) To participate in the development, management, and operation of cellular telephone systems, and to transact any business related thereto.

            (B) To buy, sell, own, trade, and otherwise handle and deal in, either as principal or agent, and upon commission or otherwise, all kinds of personal and real property whatsoever, and to render services of all kinds and descriptions.

            (C) To transact any and all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

This Instrument Prepared By:

James D. Farmer, Esq.
Farmer & Farmer, P.A.
112 West Troy Street
Dothan, AL 36303

(205) 794-8596

            FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 3,000 shares. All of said stock shall be common stock, par value $.O1 per share, and none shall be preferred stock or stock of a different class.

            FIFTH: Provisions for the regulation of the internal affairs of the Corporation are:

            (A) No shareholder of the Corporation shall have preemptive rights to purchase any shares of any issuance of the Corporation.

            (B) The Corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, and transfer or otherwise dispose of its own shares, to the extent of its unreserved and unrestricted capital surplus available therefor.

            (C) The initial Bylaws of the Corporation shall be adopted by the shareholders. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors; provided, however, that the Board of Directors may not alter, amend, or repeal any bylaw establishing what constitutes a quorum at shareholders' meetings.

            (D) Directors of the Corporation need not be shareholders of the Corporation and need not be residents of the State of Alabama.

            (E) The Board of Directors may from time to time distribute to the shareholders out of the capital surplus of the Corporation a portion of the Corporations assets, in cash or property, in the manner prescribed by and subject to the limitations imposed by the Alabama Business Corporation Act.

            SIXTH: The address of the initial registered office of the Corporation is 2312 Montgomery Highway, Suite 102, Dothan, Alabama 36303, and the name of its initial registered agent at such address is Marcus D. Yeager.

            SEVENTH: The number of directors constituting the initial board of directors of the Corporation is three. The name and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                   NAME                                ADDRESS

            Billy Joe Rutledge                  2312 Montgomery Highway
                                                Suite 102
                                                Dothan, AL 36303

            Tom Albert, Jr.                     1470 Tyne Boulevard
                                                Nashville, TN 37215

            James D. Farmer                     112 West Troy Street
                                                Dothan, AL 36303

            EIGHTH: The name and address of the incorporator are:

                   NAME                                ADDRESS

            James D. Farmer                     112 West Troy Street
                                                Dothan, AL 36303

            NINTH: The board of directors shall have the power to issue bonds, debentures or other obligations convertible into common stock of the Corporation upon such terms, in such manner and under such conditions as may be fixed by resolution of the board prior to the issuance thereof. Unless and until such bonds, debentures, or other obligations have been converted into common stock, such bonds, debentures or other obligations shall not be deemed to be shares of stock and shall not entitle the holders thereof to the power to vote in respect to the corporate affairs and management of the Corporation or to the right of inspection of the books, accounts and other records of the Corporation or to any other rights which the stockholders of the Corporation have or may have by reason of the provisions of these Articles of Incorporation or the Alabama Business Corporation Act.

            TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Alabama may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section l0-2A-196 of the Alabama Business Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 10-2A-196 of the Alabama Business Corporation Act order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


Dated: June 7, 1988.


                                                  /s/ James D. Farmer
                                                  -----------------------
                                                  James D. Farmer
                                                  INCORPORATOR